UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K/A-3

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

September 9, 2014

Date of Report (Date of earliest event reported)

MINDESTA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30651	11-3763974
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification Number)

429 Kent Street unit 112, Ottawa, Ontario, Canada K2P 2B4.

(Address of Principal Executive Offices) (Zip Code)

Suite 201, 290 Picton Avenue, Ottawa, Ontario, Canada K1Z 8P8

(Former Address of Principal Executive Offices) (Zip Code)

(613) 241-9959

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to the implementation of the Company’s business plan,.; our ability to obtain additional capital in the future to fund our planned expansion; the demand and growth of oral delivery systems for a variety of drugs and general economic factors.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

EXPLANATORY NOTE

This Amendment Number 3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 11, 2014 is being filed to provide more information regarding the Company’s business operations and to further clarify disclosures made under the caption “Certain Transactions and Related Transactions and Director Independence.

This Amendment No. 3 should be read in conjunction with the original filing of our Form 8-K and our other filings made with the Securities and Exchange Commission subsequent to the filing of the original Annual Report filed on Form 10-K.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On September 9, 2014 (the “Closing Date”), Mindesta, Inc. ( “Mindesta”, “we”, “our” or the “Company”) entered into a Share Exchange Agreement (the “ Exchange Agreement”) with CTT Pharmaceuticals, Inc., f/k/a Fenwafe Inc., an entity organized under the Canadian Corporations Business Act in March 2007 (“CTT” or “CTT Pharma”).

DESCRIPTION OF BUSINESS

CTT PHARMA

CTT Pharma specializes in drug delivery systems technology within the pharmaceutical industry. CTT Pharma’s focus is fast dissolving drug delivery systems. The company’s revolutionary technology platform includes the development of advanced oral delivery thin wafers infused with both natural and/or synthetic cannabis extracts (THC, annabinoids, Terpenes) to deliver treatment as an alternate to smoking and ingestion.

CTT Pharma is a developmental stage company which has had limited operations to date. Its principal asset is a patented orally administered wafer (the “Wafer”).

On November 9, 2010 Pankaj Modi was issued Canadian Patent CA 2624110 C and subsequently on January 7, 2014, Pankaj Modi, our Chief Executive Officer (CEO), was issued US Patent Number 8,823,401 B2 in connection with the wafer formulation. On August 29, 2013 these was subsequently assigned to CTT Pharmaceutical Inc., f/k/a Fenwafe Inc.

The Wafer is an orally administrable wafer comprising at least one physiologically acceptable film forming agent. The wafer is formed by mixing the film-forming agent with an aqueous solution to form a gel and exposing the gel to a plurality of heating and cooling cycles. The wafer formulation relates to a rapidly dissolving formulation suitable for oral administration.

The wafer is treated with a pharmaceutical agent designed to reduce or treat a medical condition.

It is anticipated that CTT Pharma will develop a cannabis based wafer formulated for pain relief and the side effects of cancer treatment. While management has broad discretion as to the Wafer’s formulation, we believe that delivery of cannabis extract represents a unique opportunity in a niche market. The Wafer is a safer, faster delivery system which eliminates the unpleasant effect of rolling and smoking marijuana cigarettes. However, regulatory compliance and testing for a new product delivery system as well as issues surrounding the use of cannabis creates a significant financial burden.

The Company does not believe that it will be cost effective to pursue regulatory approval in the United States at this time as costs and timing will be a major hindrance in bringing a cannabis or cannabis/opiate wafer to the market. Rather, the Company will discuss a joint venture or licensing agreement with several large pharmaceutical companies in the United States that have the financial capacity to secure FDA approval. We do not anticipate this process to start for at least 24 months.

Worldwide, countries continue to amend their laws in connection with the use of cannabis. For example, Canada has recently passed legislation permitting licensed companies to produce and export cannabis products. Germany and the Netherlands have granted exclusive country-wide licensing agreements to private businesses. We believe more countries will modify their policies regarding the use of cannabis and will focus our attention on those countries most likely to permit the sale of our Wafers in the most cost effective manner.

PAIN MANAGEMENT

Medical efforts to treat pain, known as "pain management", address a large market, as clinical pain is a worldwide problem with serious health and economic consequences. The extent of the chronic pain problem poses a significant economic burden for patients, health services and societies alike. The economic impact of pain is greater than most health conditions due to its effects on rates of absenteeism, reduced level of productivity and increased risk of leaving the work force. The effect of pain, and in particular pain exacerbations was estimated to be $7.1 billion per year (JA Ricci: Pain exacerbation as a major source of lost productivity time in U.S. workers with arthritis. Arthritis and Rheumatism 2005), Another study conducted in the United States found that common pain conditions resulted in lost productivity amounting to $61 billion per year of which 77% was explained by reduced performance and not work absence. (WE Ricci, Journal of American Medical Association 2003).

In a 2012 report from health economists from John Hopkins University published a report in The Journal of Pain (Volume 13, No.8 2012) researchers estimated that the annual cost of chronic pain is as high as $635 billion per year. Researchers estimated that the annual economic costs of chronic pain assessed the incremental costs of health care related to the chronic pain and the indirect costs of chronic pain from lower productivity. For those with persistent pain, it limits their functional status and adversely impacts their quality of life. Persistent pain impacts 100 million adults. Based on statistics published by the National Institute of Health, the costs of persistent pain exceed the economic costs of the six most costly major diagnosis; cardiovascular disease, neoplasm, injury and poisoning, endocrine, nutritional and metabolic diseases, digestive system diseases and respiratory system diseases. These estimated costs do not include costs for persons under age 18, costs associated with pain for those in nursing homes, prison or the military, and there is the indirect costs that any caregiver affords.

According to the National Institute of Health, approximately 40 million Americans are unable to find relief from their pain. This includes approximately one million cancer patients that suffer from severe pain at any given time, and an estimated l 0% of the more than 200,000 AIDS patients that suffer severe pain.

Drugs are a key element in the treatment of pain. The worldwide market for pain was about $40.7 bill ion in 2004. The pain management market has grown immensely in recent years and is expected to continue to grow significantly. The pain management market has grown by more than 34% per year during the past five years. This is likely due to a number of factors, such as, a rapidly aging population, patient demand for rapid effective pain relief, increasing recognition of the therapeutic and economic benefits of rapid and effective pain management by physicians, healthcare providers and payers, and longer survival times for patients with painful chronic conditions, such as cancer and AIDS.

Many different kinds of pain exist including acute, chronic, persistent and breakthrough pain. As well, there exist different approaches to treat pain. Opiates are typically prescribed to manage moderate-to-severe acute or chronic breakthrough pain due to the fact that fast-acting, short-lived opiates can provide rapid delivery. The most common acute use of opioids is for post-surgical pain. Opiates drugs used to treat acute pan include intravenous fentanyl, hydrocodone and oral oxycodone, which provide rapid pain relief but pose a huge risk of addiction and dependency. We believe that our cannabis Wafers can provide the same type of pain relief as opiates without the risks of addiction.

The route of administration of any medication is an important consideration. Although many patients prefer oral administration of medications, oral medication is not always "fast-acting", a property which is clearly desirable in the treatment of acute breakthrough pain. Also, orally administrable medications are generally provided in the form of solid shaped articles such as tablets, pills, caplets and capsules that retain their shape under moderate pressure. Some patients, particularly pediatric and geriatric patients, have difficulty administering an oral medication due to inability to swallow, nausea or other gastrointestinal problems. Breakthrough pain medications can be taken in other ways, including by injection, under the tongue (sublingual), rectally, or transmucosally absorbed in the mouth but not swallowed; however, these forms of administration are often not as "fast-acting" as would be desired.

Liquid, syrups or suspensions are an alternative to solid dosage forms and are often preferred for pediatric and geriatric patients who have problems swallowing tablets.

However, these dosage forms can be difficult to measure accurately and administer easily. Liquid formulations often deteriorate rapidly upon exposure to heat or other atmospheric conditions and consequently have a relatively short shelf life. Furthermore, liquid formulations require a relatively large volume and are bulky to store.

The bitter after-taste of many drugs which are orally administered, such as tablets, capsules or suspensions, often contributes to patient non-compliance in taking medicine. Apart from the taste of a chewable nutritional supplement, the 'mouth-feel' of the supplement must also be taken into account. 'Mouth-feel' is a concept that encompasses non-taste-related aspects of the sensation experienced by a person while chewing or swallowing a nutritional supplement. Aspects of mouth-feel include the hardness and brittleness of a composition, whether the composition is chewy, gritty, oily, creamy, watery, sticky, easily dissolved, astringent, effervescent, and the like, and the size, shape, and form (tablet, powder, gel, etc.) of the composition.

In view of the foregoing, there remains a need to develop a formulation for the oral delivery of a pharmaceutical agent that overcomes at least one of the disadvantages of prior formulations. CTT Pharma’s wafer technology has overcome many of these problems

A "pharmaceutical agent" refers to any compound useful to treat or reduce the symptoms of a medical condition. Examples of pharmaceutical agents include:

•

antimicrobial agents, such as triclosan,

•

non-steroidal anti-inflammatory drugs, such as aspirin, acetaminophen and ibuprofen;

•

decongestants, such as pseudoephedrine hydrochloride and phenylepherine;

•

anti-histamines, such as brompheniramine maleate and chlorpheniramine maleate,

•

expectorants, such as guaifenesin, ipecac, potassium iodide, terpin; anti-diarrheals, such a loperamide;

•

general nonselective CNS depressants, such as barbiturates;

•

general nonselective CNS stimulants such as caffeine and nicotine;

•

antiparkinsonism drugs such as levodopa;

•

opioid analgesics such as codeine, morphine, fentanyl, heroin, hydrocodone, normorphine, opium, oxycodone, and oxymorphine; analgesic-antipyretics such as salycilates and phenylbutazone;

•

psychopharmacological drugs such as chlorpromazine and methotrimeprazine; and

•

hypnotics, sedatives, antiepileptics, awakening agents

Thus, a wafer formulation i s an effective tool in the treatment of many diseases.

THE WAFER

Our wafer is an orally administrable paper-thin polymer films used as carriers for pharmaceutical agents. The Wafer rapidly dissolves to release the pharmaceutical agent as soon as it comes in contact with saliva, thus obviating the need for water during administration. This attribute makes the wafer highly attractive for pediatric and geriatric patients due to the difficulty in swallowing conventional tablets and capsules.

The wafer is advantageously stable but readily dissolves on oral administration. Accordingly, the wafer is suitable for the oral administration of a compound such as a pharmaceutical agent to permit rapid release and onset of activity of the compound incorporated within the wafer. Our orally administered wafer comprises at least one physiologically acceptable film forming agent and an aqueous solvent characterized by a dissolution rate of at least about 2 mg/s in an aqueous environment. Our intent is to focus on cannabis as a physiologically acceptable film forming agent.

There are several different aspects to our orally administered agents:

•

At least one physiologically acceptable film forming agent, wherein said wafer is formed by exposing an aqueous mixture of the film forming agent to a plurality of heating and cooling cycles.

•

A pharmaceutical agent and at least one physiologically acceptable film forming agent, wherein the pharmaceutical agent is present in a pre-defined quantity.

To incorporate a pharmaceutical agent into a wafer according to the invention, the pharmaceutical agent is dissolved in an aqueous solution and added to a gel formed by an aqueous mixture of a selected film-forming agent. The wafer-forming heating and cooling cycles are then applied to the admixture of the pharmaceutical agent.

Delivery of a pharmaceutical agent via an orally administrable wafer provides a mechanism for rapid access to the activity of the pharmaceutical agent in comparison with currently available orally administrable formulations. The wafer exhibits a very rapid rate of dissolution in an aqueous environment and, thus, provides expedited delivery of a pharmaceutical agent which translates into accelerated access to the activity of the pharmaceutical agent.

In addition, the present wafer formulation provides a rapidly dissolving oral dosage form comprising a defined quantity or dose of pharmaceutical agent not previously attainable. While prior batch extrusion methods for making film-like products cannot be used to generate dosage forms comprising a defined quantity of pharmaceutical agent, the heating/cooling cycling method of making the present wafer provides this capability.

Our Wafer is superior to other pharmaceutical delivery systems in that these delivery systems are limited due to poor bioavailability, slow on-set of action or variable absorption. In those cases, our technology may increase the benefit of the therapy by improving bioavailability or absorption or by decreasing time to onset of action.

The wafer formulations can be enhanced in a number of ways to include:

•

Saliva stimulating agents

•

Plasticizing agents

•

Cooling agents

•

Stabilizing agents

•

Thickening agents

•

Artificial sweeteners

•

Binding agents

•

Colorants

A "pharmaceutical agent" refers to any compound useful to treat or reduce the symptoms of a medical condition. Examples of pharmaceutical agents include:

•

antimicrobial agents, such as triclosan,

•

non-steroidal anti-inflammatory drugs, such as aspirin, acetaminophen and ibuprofen;

•

decongestants, such as pseudoephedrine hydrochloride and phenylepherine;

•

anti-histamines, such as brompheniramine maleate and chlorpheniramine maleate;

•

expectorants, such as guaifenesin, ipecac, potassium iodide, terpin;

•

anti-diarrheals, such a loperamide;

•

general nonselective CNS depressants, such as barbiturates;

•

general nonselective CNS stimulants such as caffeine and nicotine;

•

antiparkinsonism drugs such as levodopa;

•

opioid analgesics such as codeine, morphine, fentanyl, heroin, hydrocodone, , normorphine, opium, oxycodone, and oxymorphine; analgesic-antipyretics such as salycilates and phenylbutazone;

•

psychopharmacological drugs such as chlorpromazine and methotrimeprazine; and

•

hypnotics, sedatives, antiepileptics, awakening agents

Thus, a wafer formulation i s an effective tool in the treatment of many diseases.

To incorporate a pharmaceutical agent into a wafer, the pharmaceutical agent is dissolved in an aqueous solution and added to a gel formed by an aqueous mixture of a selected film-forming agent. The wafer- forming heating and cooling cycles are then applied to the admixture of the pharmaceutical agent.

Delivery of a pharmaceutical agent via an orally administrable wafer provides a mechanism for rapid access to the activity of the pharmaceutical agent in comparison with currently available orally administrable formulations. The wafer exhibits a very rapid rate of dissolution in an aqueous environment and, thus, provides expedited delivery of a pharmaceutical agent which translates into accelerated access to the activity of the pharmaceutical agent.

In addition, the present wafer formulation provides a rapidly dissolving oral dosage form comprising a defined quantity or dose of pharmaceutical agent not previously attainable. While prior batch extrusion methods for making film-like products cannot be used to generate dosage forms comprising a defined quantity of pharmaceutical agent, the heating/cooling cycling method of making the present wafer provides this capability.

The wafer formulations can be enhanced in a number of ways to include:

•

Saliva stimulating agents

•

Plasticizing agents

•

Cooling agents

•

Stabilizing agents

•

Thickening agents

•

Artificial sweeteners

•

Binding agents

•

Colorants

Preparing the wafer comprisesthe following steps:

1.

Mixing at least one physiologically acceptable film forming agent with an aqueous solution to form a gel; and

2.

Exposing the gel to cycles of heating and cooling to transform the gel mixture

An orally administrable wafer may be made using one or more physiologically acceptable film forming agents. The term "physiologically acceptable" r efers to film-forming agents that are acceptable for consumption and that exhibit minimal or no adverse side effects on consumption. Suitable film-forming agents for use to make the wafer include pullulan, hydroxypropylmethyl cellulose, hydroxyethyl cellulose, hydroxypropyl cellulose, alcohol, high amylase starch, dextrin, pectin, chitin, chitosan, levan, elsinan and mixtures thereof. A preferred film forming agent is pullulan. Another preferred film forming agent is a mixture of pullulan, PEG and poly vinyl alcohol and carrageenan.

Secondary film forming agents may be added to the formulation to optimize wafer characteristics such as tensile strength, stability, flexibility and brittleness including agents such xanthan gum, tragacanth gum, guar gum, acacia gum, arabic gum, collagen, gelatin, zein, gluten, soy protein isolate, whey protein isolate, casein and mixtures thereof. The amount of secondary film forming agent will vary depending on the primary film forming agent used as well as the desired properties of the wafer.

The one or more selected film-forming agents are dissolved in an aqueous solution to form a gel. The aqueous solution may simply be water, or a water-based solution such as mixtures of water and ethyl alcohol. Generally, a gel is formed by mixing a 4:1 ratio of film forming agent to aqueous solution. One of skill in the art will appreciate that this may vary with the selected film forming agent and aqueous solution.

To form the wafer, a novel method is employed comprising exposing the gel to a plurality of heating and cooling cycles. Thus, the gel is exposed to a period of heating in which the gel is rapidly heated to a temperature of up to about 90 °C. Following the heating period, the gel is exposed to a cooling or non- heating period. This cycle may be repeated multiple times.

The result of the multiple heating and cooling cycles on the gel is a wafer having unique morphological characteristics that confer on it a very high rate of dissolution that exceeds the dissolution rate of other film-like formulations. The rapid dissolution rate of the wafer results in very rapid absorption of the components makes it a suitable means to orally deliver a pharmaceutical agent. Thus, the wafer exhibits maximum or peak absorption of a component therein within about 5-10 minutes which is at least comparable or less than the absorption time for a component administered intravenously.

The wafer is extremely thin which contributes to its rapid dissolution and ease of administration.

Overview of Drug Delivery Industry

The drug delivery industry develops technologies for the improved administration of drugs. Drug delivery companies may seek to develop products on their own that would be patent-protected by applying proprietary technologies to off-patent pharmaceutical products. Primarily, drug delivery technologies are focused on improving safety, efficacy, ease of patient use and/or patient compliance. Pharmaceutical and biotechnology companies consider improved drug delivery as a means of gaining competitive advantage over their peers.

Pain management is a prime target for the drug delivery industry for a number of reasons. Most delivery systems are administered by injection, transdermal or traditional oral delivery systems. Many of these delivery systems address large markets for which there is an established medical need. Alternative delivery systems for pharmaceutical agents are widely used, as physicians are familiar with them and accustomed to prescribing them. However, therapeutic benefits vary significantly.

Poor patient acceptance of other delivery systems, especially injection therapies can lead to medical complications. In addition, injections can often require incremental costs associated with administration in hospitals or doctors’ offices.

We believe that patient acceptance of and adherence to a dosing regimen is higher for orally delivered medications than it is for non-orally delivered medications. Our business strategy is partly based upon our belief that our Wafer is an efficient and safe delivery system which represents a significant commercial opportunity.

Leading Current Approaches to Drug Delivery

Transdermal (via the skin) and “Needleless” Injection

Penetration into or through the skin is neither efficient nor ineffective. Some pharmaceutical agents can be transported across the skin barrier into the bloodstream. However absorption rates are significantly less than with our Wafer.

Nasal (via the nose)

The nasal route (through the membranes of the nasal passage) of drug administration has been limited by low and variable bioavailability for proteins and peptides. As a result, penetration enhancers often are used with nasal delivery to increase bioavailability. These enhancers may cause local irritation to the nasal tissue and may result in safety concerns with long-term use.

Pulmonary (via the lung)

Pulmonary delivery (through the membranes of the lungs) of drugs is emerging as a delivery route for large molecules. Although local delivery of respiratory drugs to the lungs is common, the systemic delivery (i.e., delivery of the drugs to the peripheral vasculature) of macromolecular drugs is less common because it requires new formulations and delivery technologies to achieve efficient, safe and reproducible dosing.

Intraoral (via the membranes in the mouth)

Intraoral delivery is also emerging as a delivery route for large molecules. Buccal delivery (through the membrane of the cheek) and sublingual delivery (through the membrane under the tongue) are forms of intraoral delivery.

Oral (via the mouth)

We believe that the oral method of administration is the most patient-friendly option, in that it offers convenience, is a familiar method of administration that enables increased compliance and, for some therapies, may be considered the most physiologically appropriate. We, and other drug delivery and pharmaceutical companies, have developed or are developing technologies for oral delivery of drugs. We believe that our Wafer provides an important competitive advantage in the oral route of administration because it does not alter the chemical composition of the therapeutic macromolecules. Further, we believe that our Wafer will be preferred to oral delivery systems because of the quantity or frequency of the dosage, the physical size of the capsule or tablet being swallowed or the taste. For example, in an oral liquid formulation, patient compliance was hindered by patients’ distaste for the liquid being administered. In addition, patients and the marketplace will more likely respond favorably to improvements in absorption, efficacy, safety, or other attributes of our Wafer.

Patents and Other Forms of Intellectual Property

Our success depends, in part, on our ability to obtain patents, maintain trade secret protection, and operate without infringing the proprietary rights of others (please refer to Part I, Item 1A “Risk Factors” for further discussion of how our business will suffer if we cannot adequately protect our patent and proprietary rights”). We seek patent protection on various aspects of our proprietary chemical and pharmaceutical delivery technologies, including the delivery agent compounds and the structures which encompass our Wafer. Its method of preparation and the combination of our compounds with a pharmaceutical agent.

On January 7, 2014 the United States Patent and Trademark Office issued Patent Number 8,623,401 B2 to Panka Modi for his wafer formulation. On November 9, 2010 the Canadian Intellectual Property Office issued Patent Number 2,624,110 to Dr, Modi for his wafer formulation. Both patents were subsequently assigned to CTT Pharma.

We intend to file additional patent applications when appropriate and to aggressively prosecute, enforce, and defend our patents and other proprietary technology.

We also rely on trade secrets, know-how, and continuing innovation in an effort to develop and maintain our competitive position. Patent law relating to the patentability and scope of claims in the biotechnology and pharmaceutical fields is evolving and our patent rights are subject to this additional uncertainty.

Others may independently develop similar product candidates or technologies or, if patents are issued to us, design around any products or processes covered by our patents. We expect to continue, when appropriate, to file product and other patent applications with respect to our inventions. However, we may not file any such applications or, if filed, the patents may not be issued. Patents issued to or licensed by us may be infringed by the products or processes of others.

Defense and enforcement of our intellectual property rights can be expensive and time consuming, even if the outcome is favorable to us. It is possible that the patents issued to or licensed to us will be successfully challenged, that a court may find that we are infringing validly issued patents of third parties, or that we may have to alter or discontinue the development of our products or pay licensing fees to take into account patent rights of third parties.

Our delivery agents will be manufactured by third parties. Although there are a limited number of duly licensed manufacturing facilities which will be licensed to produced a cannabis wafer, we do not believe that there will be difficulty in securing a manufacturer.

PRODUCT DEVELOPMENT AND MILESTONES

The Company will enter into a collaborative supply and development agreement with Phyto Plant Research EU. Phyto Plant Research (“Phyto”) is a Spanish based company which has developed the technology to extract purified cannabis extracts such as THC CBD and CBG. The cannabis extracts are tested for their potency. Initially, the cannabis extract will be sent to ODF Technologies, a division of ODF Pharma which is located in Quebec Canada.

ODF will produce the wafer. Until such time as we are satisfied with the quality of the wafer, the wafer will be produced without the cannabis. Once the wafer meets our quality control standards, the wafer will then be treated with the cannabis extract to create a rapidly dissolving formulation suitable for oral administration.

Once we reach an agreement with both Phyto and ODF, we believe that the extraction process, shipment to ODF and the production of the wafer will take approximately two months and will cost approximately $35,000 depending upon the agreements we reach with both Phyto Plant Research and ODF.

Once the wafers have been produced, we will conduct a test of the efficacy of the wafers with dogs or cats. We will submit a trial protocol test to Canada Health for approval. We anticipate that the trials and laboratory analysis will take approximately five months The primary goal of this testing will be to demonstrate the rapid absorption of the cannabis in the bloodstream. We estimate that this testing stage will take approximately three to four months to complete and cost approximately $180,000.

During the final six months of the year we will file for a patent for the medical marijuana wafer. Professional fees for attorneys, consultants will total approximately $50,000 and regulatory compliance matters will total $50,000.

During the Company’s first year of operations, general and administrative expenses including salaries and travel will be approximately $285,000.

We estimate our total expenses in year one inclusive of salaries, overhead and travel will be approximately

$600,000.

Subject to regulatory approval from Canada Health, human trials will then begin. We estimate that these trials will begin in approximately one year and will cost $830,000 inclusive of all required laboratory testing. These trials will be very specific and indication oriented to give us a specific results. The trials will be done with four way arms protocol. This will involved the following dosing schedules to achieve our results directed toward quantitative measurements of efficacy (effects) of the doses, blood levels of drug or cannabis contents, side effects evaluation. We believe that these trials will take three to six months to complete.

MANUFACTURING

Management believes that the optimal way to implement its business plan, is to build its own manufacturing facility. The first facility will be built in Canada. Additional facilities may be constructed in those countries in which we have collaborative marketing agreements. Our primary focus will be Germany and the Netherlands

We estimate the cost to build and equip this facility will be approximately $600,000 and take approximately three months to complete.

The facilities and equipment required to complete the facility will include:

I)

Walk-in vault to comply with the Health Canada Security Directives for Controlled Substances;

2)

Building security, including access control, video surveillance and motion detectors;

3)

Equipment to produce the wafers and

4)

Laboratory equipment to monitor and test product quality

The facility will be subject to Good Manufacturing Practices. (“GMP”). GMP is the national standard for the production of pharmaceuticals. A GMP facility is under strict environmental control to assure manufacturing of sterile, potent and uncontaminated products for human therapies.

It is not enough to build a GMP facility, it is critically important that it also operate at current Good Manufacturing Practice levels. It must have standard operating procedures (SOPs) in place to ensure proper manufacturing, record keeping and retention, environmental cleaning, and facility and equipment monitoring.

In order to produce the cannabis wafer in Canada, we will apply to become a licensed dealer under the Marijuana for Medical Purposes Regulations (“MMPR”). A licensed dealer is authorized to have a narcotic in their possession for the purpose of exporting the narcotic from Canada. The annual quota allocated to us or our contract manufacturers for the active ingredient in any product may not be sufficient to meet commercial demand or complete clinical trials. Consequently, any delay or refusal by Canada Healthe in establishing our procurement and/or production quota for controlled substances could delay or stop our product launches, which could have a material adverse effect on our business, financial position and operations.

Total expenses in year two are estimated to be $1,580,000.

DISTRIBUTION

Several European countries including the Netherlands and Germany have granted non-governmental agencies the exclusive right to import and distribute medical cannabis. For example, Fagron Germany, a unit of Belgium medical wholesaler Arseus has the exclusive right to import and distribute medical cannabis in Germany. Once the Company proves the medical efficacy of its cannabis wafer, the Company intends to solicit Arsenus, and other similarly situated companies for the exclusive right to distribute the Company’s cannabis wafers.

Since Arseus has already secured a license from Germany to distribute medical marijuana, the Company will minimize its exposure to regulatory compliance issues as the burden, if any, will fall on Arsenus.

Commercialization

We believe that the Wafer positions us as a viable commercial-stage entity, anchored by our pain management film and cannabis wafer. As we transition to this strategy, we remain dedicated to further realizing the full potential and commercial value of our patented technology.

We recognize, however, that further development, exploration and commercialization of our technology entails substantial risk and requires significant operational expenditures. We continue to refocus our efforts on strategic development initiatives to reduce non-strategic spending aggressively, and seek to obtain the funding necessary to implement our new corporate strategy. There can be no assurances, however, that the Company will be able to secure adequate funding to meet its current obligations and successfully pursue its strategic direction. Furthermore, despite our optimism regarding the Wafer, even in the event that the Company is adequately funded, there is no guarantee that any of our products or product candidates will perform as hoped or that such products can be successfully commercialized.

Competition

Our success depends in part upon maintaining a competitive position in the development of pharmaceutical agents suitable for our delivery system. We compete in an evolving field in which developments are expected to continue at a rapid pace. We compete with other drug delivery, biotechnology and pharmaceutical companies, research organizations, individual scientists and non-profit organizations engaged in the development of alternative drug delivery technologies or new drug research and testing, and with entities developing new drugs that may be orally active. Our product candidates compete against alternative therapies or alternative delivery systems for each of the medical conditions our product candidates address, independent of the means of delivery. Many of our competitors have substantially greater research and development capabilities, experience, marketing, financial and managerial resources than we have.

The pharmaceutical and biotechnology industry is characterized by intense competition, rapid product development and technological change. Most of our potential competitors are large, well established pharmaceutical, chemical or healthcare companies with considerably greater financial, marketing, sales and technical resources than are available to us. Additionally, many of our potential competitors have research and development capabilities that may allow such competitors to develop new or improved products that may compete with our Wafers. Our Wafers could be made uneconomical by the development of new products to treat the conditions to be addressed by our developments, technological advances affecting the cost of production, or marketing or pricing actions by one or more of our potential competitors. Our business, financial condition and results of operation could be materially adversely affected by any one or more of such developments. We cannot assure you that we will be able to compete successfully against current or future competitors or that competition will not have a material adverse effect on our business, financial condition and results of operations. Academic institutions, governmental agencies and other public and private research organizations are also conducting research activities and seeking patent protection and may commercialize products on their own or with the assistance of major health care companies in areas where we are developing product candidates. We are aware of certain development projects for products to treat or prevent certain diseases targeted by us, and the existence of these potential products or other products or treatments of which we are not aware, or products or treatments that may be developed in the future, may adversely affect the marketability of products developed by us.

In the area of advanced drug delivery, a number of companies are developing or evaluating enhanced drug delivery systems. We expect that technological developments will occur at a rapid rate and that competition is likely to intensify as various alternative delivery system technologies achieve similar if not identical advantages. Many of our competitors have greater financial and other resources, including larger research and development, marketing and manufacturing organizations. As a result, our competitors may successfully develop technologies and drugs that are more effective or less costly than any that we are developing or which would render our technology and future products obsolete and noncompetitive.

Our Operations

We have limited operations to date. We do not have a manufacturing facility. We will rely on third party manufacturers to produce our Wafers.

Research and Development

During the fiscal years ended December 31, 2013 and 2012, we did not incur expenses for research and development.

Properties

Our corporate headquarters are located at 429 Kent Street, Ottawa, Ontario K2P 1B5. We lease approximately 500 square feet under a free open lease agreement to date but commencing August 15th. Our monthly rent is $1,000.00. We do not anticipate any problems in securing additional office space if needed.

Employees

Except for our officers and directors, as of November 1, 2014, we had no full time employees. We do have two part time employees. We anticipate adding additional employees, when adequate funds are available, and will continue using independent contractors, consultants, attorneys and accountants as necessary, to complement services rendered by our employees.

Government Regulation

Our operations and products under development are subject to extensive regulation in the jurisdictions where the products are produced or distributed. While we are a U.S. corporation, we will not have any business activities in the United States in the foreseeable future. As a result, we will not file any applications with the Food and Drug Administration. We will however be subject to the rules and regulations promulgated by Health Canada and other countries where we choose to do business, be subject to FDA, other governmental authorities in the U.S. and governmental authorities in other countries.

Any facility constructed in Canada for the commercial manufacturing, processing, testing, control and labeling of pharmaceutical products (such as our cannabis wafers) must be registered with and approved by Canada Health. Subject to securing sufficient funding, we intend to construct a government approved manufacturing facility in Canada. This facility will be subject to rules and regulations promulgated by Canada Health. Continued registration requires compliance with GMP regulations. Canada Health conducts periodic establishment inspections to confirm continued compliance with its regulations. We are subject to various federal, provincial and local laws, regulations and recommendations relating to such matters as laboratory and manufacturing practices and the use, handling and disposal of hazardous or potentially hazardous substances used in connection with our research and development work.

While we do not currently manufacture any commercial products ourselves, if we did, we would bear additional cost of Canada Health compliance.

To date, the Company has not submitted any licensing applications with Canada Health.

The use of cannabis as a pharmaceutical agent in our Wafers

MEDICAL MARIJUANA

As discussed above, the Company’s wafers can address a myriad of medical issues. With increased awareness of the medicinal benefits of cannabis, the Company’s initial focus will be a cannabis wafer.

In Canada, and most developed countries, cannabis is a controlled substance. Our Wafers will be categorized as a controlled substance under the federal Controlled Substances Act of 1970, or CSA. Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, not currently "accepted medical use" in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

While cannabis is a Schedule I controlled substance, products approved for medical use that contain cannabis or cannabis extracts may be required to be placed in Schedules II—V, since approval by the FDA satisfies the "accepted medical use" requirement. Consequently, its manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use may be subject to a significant degree of regulation.

Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required to prevent drug loss and diversion. Obtaining the necessary registrations may result in delay of the importation, manufacturing or distribution of any products.

Furthermore, failure to maintain compliance with Canada Health, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. Canada Health may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

Controlled substances are also subject to regulation at the provincial level. Though provincial-controlled substances laws often mirror federal law, because the provinces are separate jurisdictions, they may separately schedule any product candidates as well. While some Canadian provinces automatically schedule a drug based on federal action, other provinces schedule drugs through rulemaking or a legislative action. Provincial scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We will need to obtain separate, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the provinces or Canada Health.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Both Mr. Hanisch and Mr. Osman have each loaned the Company $10,000. The advances are non-interest bearing. These amounts are not expected to be repaid and have been recorded as a contribution to surplus. Further, Mr. Hanisch and Mr. Osman have paid professional fees on behalf of the Company totaling $12,600.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDESTA, INC.

Date: February 17, 2015	By:	/s/ Pankaj Modi
Pankaj Modi
Chief Executive Officer